                                                                  Exhibit 23.1

                        [ARTHUR ANDERSEN LLP LETTERHEAD]


                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 33-03443) of FedEx Corporation of our reports dated June 27, 2000 incorporated by reference in FedEx Corporation's Form 10-K for the year ended May 31, 2000, and to all references to our Firm included in this Registration Statement.

                                                       /s/ Arthur Andersen LLP


Memphis, Tennessee,
October 26, 2000.